CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	MANAGERS AMG FUNDS: TIMESSQUARE SMALL CAP GROWTH FUND, TIMESSQUARE MID CAP GROWTH FUND, TIMESSQUARE INTERNATIONAL SMALL CAP FUND, SKYLINE SPECIAL EQUITIES PORTFOLIO, GW&K MUNICIPAL ENHANCED YIELD FUND, GW&K SMALL CAP EQUITY FUND, GW&K MUNICIPAL BOND FUND, RENAISSANCE LARGE CAP GROWTH FUND, YACKTMAN FUND AND YACKTMAN FOCUSED FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: March 7, 2014	/s/ Keitha L. Kinne Keitha L. Kinne President

CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	MANAGERS AMG FUNDS: TIMESSQUARE SMALL CAP GROWTH FUND, TIMESSQUARE MID CAP GROWTH FUND, TIMESSQUARE INTERNATIONAL SMALL CAP FUND, SKYLINE SPECIAL EQUITIES PORTFOLIO, GW&K MUNICIPAL ENHANCED YIELD FUND, GW&K SMALL CAP EQUITY FUND, GW&K MUNICIPAL BOND FUND, RENAISSANCE LARGE CAP GROWTH FUND, YACKTMAN FUND AND YACKTMAN FOCUSED FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: March 7, 2014	/s/ Donald S. Rumery
Donald S. Rumery
Chief Financial Officer